ZHONE TECHNOLOGIES, INC.

APPOINTMENT OF SUBSTITUTE ATTORNEY-IN-FACT

The undersigned, Laura Larsen (Attorney-in-Fact) and Pam Sheridan (Substitute Attorney-in-Fact)
hereby agree and acknowledge in writing as follows:

       1. Attorney-in-Fact and each of Morteza Ejabat, Jeanette Symons, Kirk Misaka, Michael M.
Connors, Robert K. Dahl, Barton Y. Shigemura, Adam Clammer, James H. Green, Jr. and James
Timmins (the Section 16 Reporting Persons) previously executed a form of Limited Power of Attorney for Section 16(a) Reporting (a Power of Attorney).

       2. The form of Power of Attorney so executed provided, among other things, that each of the Section 16 Reporting Persons constituted and appointed the Attorney-in-Fact as such Section 16
Reporting Persons true and lawful attorney-in-fact, with full power of substitution and resubstitution, with the power to, among other things, act alone for the Section 16 Reporting Person and in the Section
16 Reporting Persons name, place and stead, in any and all capacities to prepare, execute and file with the Securities and Exchange Commission (the SEC), any national securities exchange or securities quotation system and Zhone Technologies, Inc. (the Company) any and all reports (including any amendment thereto) of the Section 16 Reporting Person required or considered advisable under Section
16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms 3, 4 and 5 (Section 16
Reports).

       3. Pursuant to the full power of substitution and resubstitution granted to the Attorney-in-
Fact by the form of Power of Attorney, Attorney-in-Fact hereby appoints the Substitute Attorney-in-Fact as Attorney-in-Facts substitute and authorizes the Substitute Attorney-in-Fact to exercise all of the
Attorney-in-Facts powers provided for in the form of Power of Attorney, including full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with such powers, as fully, to all intents and purposes, as the Attorney-in-Fact might or could do thereby.

       4. The Attorney-in-Fact and Substitute Attorney-in-Fact now wish and do hereby acknowledge and agree to all of the foregoing, and further agree that the appointment of the Substitute
Attorney-in-Fact as set forth above shall remain in full force and effect with respect to each of the forms of Power of Attorney executed by the Section 16 Reporting Persons until the earlier of (i) with respect to any given such form of Power of Attorney, the Section 16 Reporting Person is no longer required to file
Forms 4 or 5 with respect to such persons transactions in equity securities of the Company (unless the form of Power of Attorney executed by such person is earlier revoked by them in a signed writing delivered to the Attorney-in-Fact), (ii) the Attorney-in-Fact terminates the appointment of the Substitute
Attorney-in-Fact or (iii) the Substitute Attorney-in-Fact ceases to be an employee of the Company.
This Appointment of Attorney-in-Fact shall be governed and construed in accordance the laws of the
State of California without regard to conflict-of-law principles.

Executed as of this 6th day of August, 2004.

ATTORNEY-IN-FACT     SUBSTITUTE ATTORNEY-IN-FACT

Laura Larsen      Pam Sheridan

Gray Cary\PA\10369990.1
2100748-900000